EXHIBIT 10.39


                        [Letterhead of RAMP Corporation]

                        AGREEMENT FOR PAYMENT OF ACCOUNT

         AGREEMENT  FOR  PAYMENT  OF  ACCOUNT  dated as of March 8,  2005 by and
between  RAMP  CORPORATION,   a  Delaware  corporation   ("Ramp"),   and  Design
Accessories, a Virginia corporation ("Design").

         WHEREAS, Ramp wishes to reach an agreement on a payment plan to compensate Design Accessories for the balance owed to Design Accessories of $20,668.66 as of March 3, 2005; and

         WHEREAS, Ramp and Design Accessories have reached agreement on the terms for the satisfaction of such balances owing to Design Accessories.

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

         1) Ramp agrees to pay the debt due to Design totaling $20,668.66 (the "Past Due Balance").

         2) Design Accessories hereby agrees to accept and receive as payment for the Past Due Balance a stock payment (a "Stock Payment") to be paid by Ramp on or before April 15, 2005. Ramp and Design Accessories will accept as payment in full the issuance of shares of Ramp common stock, par value $0.01 per share (the "Common Stock") priced at the average of the 5 closing prices prior to March 8, 2005 as provided for herein (the "Stock Grants").

         3) Design Release. Provided Ramp is not in breach under the terms of this Agreement, Design shall forebear and suspend any legal, equitable or other action against Ramp for collection of the Past Due Balance. Upon execution of this Agreement Design will release Ramp, its subsidiaries, officers, directors, employees, agents, successors and assigns from any and all claims, damages, liabilities, actions or causes of action for money owed by Ramp to Design, its subsidiaries, officers, directors, employees, agents, successors and assigns for services rendered through the date of this Agreement and thereafter in any regard relating to the Past Due Balance.

         4) This agreement may not be modified or altered except with the written consent of all parties hereto.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed by their authorized officers as of the date first written above.

RAMP CORPORATION                              Design Accessories


By:    ___________________________            By:    ___________________________


Name:___________________________              Name:  ___________________________


Title: ___________________________            Title: ___________________________